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                                                                     EXHIBIT 2.3


                          [FORM OF AFFILIATE AGREEMENT]


                                                                   July 28, 2003

Secure Computing Corporation
4810 Harwood Road

San Jose, CA 95124

Ladies and Gentlemen:

      The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of N2H2, Inc., a Washington corporation ("SELLER"), as the term "affiliate" is defined for purposes of paragraph (c) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 28, 2003 (the "AGREEMENT"), among Secure Computing Corporation, a Delaware corporation ("Buyer"), Nitro Acquisition Corp., a Washington corporation, and Seller, at the Effective Time (as defined in the Agreement) Seller will become a wholly-owned subsidiary of Buyer.

      As a result of the Merger (as defined in the Agreement), the undersigned will receive shares of Common Stock, par value $0.01 per share, of Buyer ("BUYER COMMON STOCK") in exchange for shares of Common Stock of Seller owned by the undersigned.

      The undersigned hereby represents and warrants to, and covenants with, Buyer that in the event the undersigned receives any Buyer Common Stock in the
Merger:

            (A) The undersigned shall not make any sale, transfer or other disposition of the Buyer Common Stock in violation of the Act or the Rules and Regulations.

            (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Buyer Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

            (C) The undersigned has been advised that the issuance of shares of Buyer Common Stock to the undersigned in the Merger is expected to be registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Merger's submission for a vote of the shareholders of Seller the undersigned may be deemed an affiliate of Seller, and (ii) the distribution by the undersigned of the Buyer Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Buyer Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            (D) The undersigned understands that Buyer will be under no obligation to register the sale, transfer or other disposition of the Buyer Common Stock by the undersigned or on the

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      undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

            (E) The undersigned understands that stop transfer instructions will be given to Buyer' transfer agent with respect to the Buyer Common Stock owned by the undersigned and that there may be placed on the certificates for the Buyer Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED JULY 28, 2003, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SECURE COMPUTING CORPORATION."

      It is understood and agreed that the legend set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Buyer (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Buyer to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

                                          Very truly yours,



                                          -------------------------
                                          Signature


                                          -------------------------
                                          Print Name


Acknowledged this   day of       , 2003.

SECURE COMPUTING CORPORATION



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------



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                 SHAREHOLDER SIGNATORIES TO AFFILIATES AGREEMENT

                                 HOLLIS R. HILL
                                MICHAEL T. LENNON
                               PETER H. NICKERSON
                                  J. PAUL QUINN
                                 RICHARD T. ROWE
                                 MARK A. SEGALE
                                  DAWN TRUDEAU
                               HOWARD PHILIP WELT




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